As filed with the Securities and Exchange Commission on November 17, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LUXURBAN HOTELS INC.

(Exact name of registrant as specified in its charter)

Delaware	82-3334945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2125 Biscayne Blvd

Suite 253

Miami, Florida 33137
833-723-7368

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Ferdinand, Chairman and Co-Chief Executive Officer
Shanoop Kothari, President, Co-Chief Executive Officer, Chief Financial Officer and Secretary

LuxUrban Hotels Inc.

2125 Biscayne Blvd, Suite 253

Miami, Florida 33137

833-723-7368

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard H. Kronthal James V. Davidson Hunton Andrews Kurth LLP 200 Park Avenue New York, New York 10166 (212) 309-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2023

PROSPECTUS

2,000,000 shares of Common Stock
offered by Selling Stockholder

This prospectus is part of a registration statement that registers the resale by the selling stockholder (the “Selling Stockholder”) identified herein (and its permitted transferees) from time to time of up to an aggregate of 2,000,000 shares of our common stock issuable to them upon exercise of the Warrants (as defined herein).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sales of our common stock by the Selling Stockholder. However, we may receive up to $8,000,000 aggregate gross proceeds from sales of common stock upon cash exercises of the Warrants.

The Selling Stockholder may sell or otherwise dispose of the common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information.

We shall bear all fees and expenses incurred in connection with the registration statement of which this prospectus is a part, and all expenses incurred in performing or complying with our other obligations under the registration rights agreements and other registration rights pursuant to which such registration statement has been filed, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of our counsel and independent registered public accountants) (A) with respect to filings made with the Securities and Exchange Commission, (B) with respect to filings required to be made with The Nasdaq Capital Market, and (C) in compliance with applicable state securities or blue sky laws reasonably agreed to by us with the holders in writing (including, without limitation, fees and disbursements of our counsel in connection with blue sky qualifications or exemptions of the securities registered hereby), (ii) printing expenses (including, without limitation, expenses of printing certificates for such securities), (iii) messenger, telephone and delivery expenses, (iv) other fees and disbursements of our counsel, (v) Securities Act liability insurance, if we select to obtain such insurance, and (vi) fees and expenses of all other persons retained by us in connection with the consummation of the registration of such securities. We shall not, however, be responsible for any broker or similar commissions or legal fees of any holder. See “Plan of Distribution.”

Our common stock is currently listed on The Nasdaq Capital Market or “Nasdaq”, under the symbol “LUXH”. On November 16, 2023, the last reported sales price of our common stock, as reported on The Nasdaq Capital Market, was $5.10 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that registers the resale by the Selling Stockholder identified herein (and its permitted transferees) from time to time of up to an aggregate of 2,000,000 shares of our common stock issuable to them upon exercise of the Warrants.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, or any applicable prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholder may use this prospectus to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholder offers and sells may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read this prospectus together with the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement.

For further information about our business and the securities covered by this prospectus, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information.

Unless expressly indicted or the context otherwise requires, references in this prospectus to “LuxUrban,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to LuxUrban Hotels Inc., a Delaware corporation.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We utilize an asset-light business model to lease entire hotels on a long-term basis and rent out hotel rooms in the properties we lease. We currently manage a portfolio of hotel rooms in New York, Washington D.C., Miami Beach, New Orleans and Los Angeles. With recent hotel rooms becoming available, as of November 8, 2023, we have approximately 2,032 units under lease. We believe the pandemic created, and current economic conditions present, a historic opportunity for us to lease dislocated and underutilized hotels at favorable economics for our Company.

We have plans to expand both domestically and internationally.

We strive to improve operational efficiencies by leveraging proprietary technology to identify, lease, manage, and market globally the hotel space we lease to business and vacation travelers through our online portal and third-party sales and distribution channels. Our top three sales channels represented over 90% of revenue during the three months ended September 30, 2023.

Business

We are building a portfolio of hotels that provides short-term accommodations for guests at average nightly and occupancy rates that exceed our total cost and expenses. We are growing this portfolio by capitalizing on the dislocation in the hotel industry created by the pandemic and subsequent rising interest rate environment. We target business and vacation travelers under our consumer brand LuxUrban as well as Trademark Collection® by Wyndham and Travelodge by Wyndham.

We believe that as a result of pandemic-induced hotel closures, changing financial requirements for hotel owners and a significantly higher interest rate and refinancing environment, LuxUrban has a multi-year pipeline of potential properties to lease at favorable economics to our Company.

Many of the hotels that we lease have been hotels that were shuttered or underutilized as a result of the global pandemic. More recent property additions have primarily been either poorly managed properties where the landlord was looking for a more stable tenant, or refinancing opportunities where LuxUrban provided a landlord a more desirable lender-friendly, long-term lease agreement.

Based on the market dislocation created by the rapid rise of interest rates and the related impact to upcoming refinancings, we believe our pipeline of high-quality opportunities will provide multiple leasing opportunities in upcoming years. Currently, we are focused on turnkey properties that require limited amounts of incremental capital to make the property guest-ready. We expect over time that we may need to invest additional capital as the best opportunities in our pipeline become leased. Even if we need to increase the capital we invest to make ready a property, we believe there are many attractive opportunities for properties where the economics will still be favorable based on the above mentioned market dislocation. In addition, we may be able to obtain greater concessions from landlords as a result of the capital required.

Wyndham Franchise

On August 2, 2023, the Company entered into franchise agreements with Wyndham Hotels & Resorts, Inc. pursuant to which the hotels operated by the Company and future acquired properties will become part of the Trademark Collection® by Wyndham and Travelodge by Wyndham brands while staying under the operational control of the Company.

The Franchise Agreements have initial terms of 15 to 20 years and require Wyndham to provide financial, sales and operational-related support with respect to the Initial Properties. The Franchise Agreements contain customary representations, warranties, covenants, indemnification, liquidated damages and other terms for transactions of a similar nature, including customary membership and marketing fees and, if applicable, booking fees.

Pursuant to the Franchise Agreements, Wyndham will provide capital through development advance notes (“Development Incentive Advances”) to the Company. Consistent with market practice, such Development Incentive Advances will be evidenced by certain promissory notes with customary amortization and repayment terms. The Development Incentive Advances are not repayable if the terms of the agreement are met, including, but not limited to, the length of the agreement. In conjunction with the Company’s entry into the Franchise Agreements, the Company also paid a one-time, initial, nonrefundable franchise fee to Wyndham.

As of September 30, 2023, the Company had Development Incentive Advances of $1,594,557 of which $81,057 is in short term liabilities and $1,513,500 is in long term liabilities, none of which was a reduction of operating expenses, and $466,817 of capitalized Franchise Fees, none of which was amortized into operating expenses.

Corporate Information

Our executive offices are located at 2125 Biscayne Blvd, Suite 253 Miami, Florida 33137 and our telephone number is 833-723-7368.

We maintain a website with the address https://luxurbanhotels.com. We make available free of charge through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-K and current reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. We are not including the information on our website as a part of, nor incorporating it by reference into, this report. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are eligible to receive certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies,” including, but not limited to, exclusion from the requirement to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have irrevocably opted-out of the extended transition period afforded to emerging growth companies in Section 7(a)(2)(B) of the Securities Act for complying with new or revised financial accounting standards. As a result, we will comply with new or revised accounting standards on the same time frames as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenue equals or exceeds $1.235 billion (subject to adjustment for inflation), (ii) December 31, 2027 (the last day of the fiscal year following the fifth anniversary of our initial public offering (“IPO”), (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1940, as amended (the “Exchange Act”).

We are also a “smaller reporting company” as defined in Regulation S-K under the Securities Act and may take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an “emerging growth company.”

Terms of the Offering

Common stock offered by the Selling Stockholder:	This prospectus relates to the offer and sale of up to an aggregate of 2,000,000 shares of common stock by the Selling Stockholder from time to time.

Selling Stockholder:	See the section of this prospectus entitled “Selling Stockholder.”

Shares of common stock outstanding prior to this offering:	36,836,190 shares of our common stock outstanding.

Shares of common stock outstanding assuming exercise of the Warrants:	38,836,190 shares of our common stock outstanding.

Use of proceeds:

We will not receive any proceeds from the sales of common stock by the Selling Stockholder pursuant to this prospectus. We may, however, receive up to $8,000,000 in aggregate gross proceeds from the exercise of the Warrants to the extent they are exercised for cash.

To the extent we receive cash proceeds upon sales of common stock to the Selling Stockholder, we intend to use any proceeds therefrom to lease additional accommodation units and for general corporate purposes. See “Use of Proceeds” on page 8 of this prospectus.

Risk factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” below and the other information included elsewhere in this prospectus and the documents incorporated herein by reference for a discussion of factors you should carefully consider before deciding to invest our securities.

Listing:	Our common stock is listed on Nasdaq under the symbol “LUXH.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents that are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows, or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we or you may face. Additional risks and uncertainties not presently known to us or that we may deem currently immaterial may also impair our business operations or adversely affect our operations or financial condition.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The statements contained in this prospectus and the information incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. The forward-looking statements are contained principally in, but not limited to, “Item 1. Business,” “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K. Our periodic filings with the SEC and our future SEC reports may also contain forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our financial performance, including our ability to generate revenue;

●	the outbreak of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties in our financial performance, including our ability to generate revenue;

●	potential effects of a challenging economy, for example, on the demand for vacation travel accommodations and the effect thereof on our business and financial condition;

●	the ability of our short stay accommodation offerings to achieve market acceptance and to build our portfolio of accommodation offerings in multiple cities throughout the United States and internationally;

●	the impact of increased competition;

●	our success in retaining or recruiting officers, key employees, and directors;

●	our ability to service our existing indebtedness and obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions, including joint ventures;

●	our ability to manage growth and integrate operations from properties that we lease;

●	our ability to realize the expected benefits of our partnership with Wyndham Hotels & Resorts, Inc.;

●	uninterrupted service by the third-party service providers we rely on for material parts of our operations, including payment processing, data collection and security, online reservations and booking and other technology services;

●	the liquidity and trading of our securities;

●	regulatory and operational risks;

●	the impact of union activity and union relations on our financial performance and operations;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	the time during which we will be an emerging growth company under the JOBS Act.

The forward-looking statements contained in this prospectus and the information incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those listed elsewhere in this prospectus, in our Annual Report on Form 10-K under “Item 1A. Risk Factors”, and the risks detailed in our periodic filings with the SEC and future SEC reports. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Given these risks and uncertainties, investors are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus. Our Company undertakes no obligation to publicly release any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

This prospectus relates to the offer and resale of up to an aggregate of 2,000,000 shares of common stock by the Selling Stockholder.

We are not selling any shares of common stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Stockholder. We may, however, receive up to $8,000,000 in aggregate gross proceeds from sales of our common stock to the Selling Stockholder upon any cash exercises of the Warrants.

To the extent we receive cash proceeds upon sales of common stock to the Selling Stockholder, we intend to use any proceeds therefrom to lease additional accommodation units and for general corporate purposes. We will have broad discretion in the way that we use these proceeds.

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, as amended (our “certificate of incorporation”), bylaws and the Delaware General Corporation Law (“DGCL”), relating to our capital stock. This summary does not purport to be complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

We are authorized to issue 90,000,000 shares of common stock, par value $0.00001 and 10,000,000 shares of preferred stock, par value $0.00001.

As of November 16, 2023, there were 36,836,190 shares of our common stock outstanding and 280,000 shares of our 13.00% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) outstanding.

Common Stock

Voting Rights

Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation. See “Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws,” below. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power voting for the election of directors can elect all of the directors.

Dividend Rights

All shares of our common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the board of directors out of any assets legally available therefor. Our Series A Preferred Stock ranks senior to all classes and series of our common stock with respect to dividend rights. Subject to the preferential rights of holders of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights, and subject further to the provisions of the Certificate of Designations designating the rights and preferences of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on October 26, 2023, holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at the Initial Rate, or 13.00% per annum of the $25.00 per share liquidation preference, equivalent to $3.25 per annum per share of Series A Preferred Stock. Dividends on each share of the Series A Preferred Stock will accrue and be cumulative from (and including) the original date of issuance of such share of Series A Preferred Stock and will be payable monthly in arrears on the last day of each calendar month, or, if such day is not a business day, on the next succeeding business day, with the same force and effect as if made on such date. The term “business day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption, or sinking fund provisions.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, the holders of shares of the Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our board of directors, of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment. Holders of shares of Series A Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of shares of any class or series of our common stock. Subject to the preferential or other rights of holders of our Series A Preferred Stock described in the preceding sentence, and any other preferred stock then outstanding, upon our dissolution, liquidation or winding up, whether voluntary or involuntary, holders of our common stock will be entitled to receive ratably all of our assets available for distribution to our stockholders unless disparate or different treatment of the shares of each such class of common stock with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our certificate of incorporation) of the holders of a majority of the outstanding shares of our common stock.

Merger or Consolidation

In the case of any distribution or payment in respect of the shares of our common stock upon our consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of our common stock.

Preferred Stock

280,000 shares of our Series A Preferred Stock will be issued or outstanding immediately after the offering contemplated by this prospectus. Furthermore, our certificate of incorporation authorizes our board of directors to establish one or more additional series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of our common stock. Our board of directors will have the discretion to determine, without stockholder approval and with respect to any series of preferred stock, the powers (including voting powers), preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, including, without limitation:

●	the designation of the series;

●	the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption or repurchase rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices, or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of our common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock. We have no current plan for the issuance of any additional series of preferred stock.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws

Special Meeting of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by a majority vote of our board of directors, or by our chairman and chief executive officer or by our secretary at the request in writing of stockholders owning a majority of the voting power of our issued and outstanding capital stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the scheduled date of the annual meeting of stockholders. If less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of our stockholders’ meetings. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Removal and Appointment of Directors

Our entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the outstanding voting power of the shares then entitled to vote at an election of directors. In such case, new directors may be elected by our stockholders then holding a majority of our voting power. As of the date of this prospectus, Brian Ferdinand, our chairman and chief executive officer, controls the majority of our voting power and therefore may unilaterally exercise the foregoing rights.

Exclusive Forum Selection

Article Eleventh of our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of our Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to our Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants. While this provision is intended to include all actions, excluding any arising under the Securities Act, the Exchange Act and any other claim for which the federal courts have exclusive jurisdiction, there is uncertainty as to whether a court would enforce this provision.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A Preferred Stock is Continental Stock Transfer & Trust Company.

Stock Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “LUXH.” Our Series A Preferred Stock is listed on The Nasdaq Capital Market under the symbol “LUXHP.”

SELLING STOCKHOLDER

The common stock being offered by the Selling Stockholder are those shares of common stock issuable to the Selling Stockholder upon the exercise of the Warrants. We are registering the resale of the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time.

Warrants

The Company previously entered into:

●	a Securities Purchase Agreement, dated as of May 27, 2022 (the “May Agreement”), between the Company and Greenle Partners LLC Series Alpha P.S. (“Greenle Alpha”);

●	a Securities Purchase Agreement, dated as of June 30, 2022, and amended by the letter agreement dated July 15, 2022 and Addendum to Securities Purchase Agreement dated as of August 15, 2022 (as amended, the “June Agreement”), between the Company and Greenle Alpha;

●	a Securities Purchase Agreement, dated as of September 30, 2022, and amended by the letter agreement dated October 20, 2022 (as amended, the “September Agreement” and, together with the May Agreement and the June Agreement, the “Purchase Agreements”), between the Company and Greenle Alpha;

●	a Loan Agreement, dated as of November 23, 2022 (the “Loan Agreement” and collectively with the Purchase Agreements, the “Greenle Agreements”), among the Company, Greenle Alpha and Greenle Partners LLC Series Beta P.S. (“Greenle Beta” and, together with Greenle Alpha, “Greenle”), as supplemented or amended by a letter agreement dated February 17, 2023;

●	a letter agreement between Greenle and the Company dated February 13, 2023 (the “February 2023 Revenue Share Agreement”), as amended by the Revenue Share Exchange Agreement dated May 21, 2023 (the “May 2023 Letter Agreement”);

●	a letter agreement between the Company and Greenle dated June 19, 2023 (the “June 2023 Letter Agreement”);

●	a letter agreement between the Company and Greenle dated June 19, 2023 (the “Second June 2023 Letter Agreement”);

●	a letter agreement between the Company and Greenle dated August 15, 2023 (the “August 2023 Letter Agreement”);

●	a letter agreement between the Company and Greenle dated August 31, 2023 (the “August 31, 2023 Letter Agreement”); and

●	a letter agreement between the Company and Greenle dated October 11, 2023 (the “October 2023 Letter Agreement”, and collectively with the Purchase Agreements, the Greenle Agreements, the February 2023 Revenue Shares Agreement, the May 2023 Letter Agreement, the June 2023 Letter Agreement, Second June 2023 Letter Agreement, the August 2023 Letter Agreement, the August 31, 2023 Letter Agreement and the October 2023 Letter Agreement, the “Agreements”).

On November 6, 2023, we entered into a further agreement with Greenle (the “Registration Rights Amendment and Warrant Letter Agreement”) pursuant to which the Company extended its existing registration rights obligations such that it is obligated to register the resale by Greenle of (i) the shares of common stock issued or issuable pursuant to the February 2023 Revenue Share Agreement, the May 2023 Letter Agreement and the August 2023 Letter Agreement and (ii) the shares of common stock underlying the warrants to be issued pursuant to the Registration Rights Amendment and Warrant Letter Agreement within one year after the date of each respective issuance of common stock referred to in clause (i) of this paragraph and within one year after the date of each respective issuance of warrants referred to in clause (ii) of this paragraph, as applicable; provided, however, that, whether or not any such shares of common stock have been issued, the Company will use its best efforts to cause all such registration statements to become effective by May 6, 2025.

As consideration for Greenle’s execution of the Registration Rights Amendment and Warrant Letter Agreement the Company agreed to issue (i) Greenle Alpha a warrant to purchase 1,610,000 shares of common stock at an exercise price of $4.00 per share (the “Greenle Alpha Warrant”) and (ii) Greenle Beta a warrant to purchase 390,000 shares of common stock at an exercise price of $4.00 per share (the “Greenle Beta Warrant” and together with the Greenle Alpha Warrant, the “Warrants”), the form of which is attached to this Registration Statement on Form S-3 as Exhibit 4.2. Subject to certain limitations contained in the Registration Rights Amendment and Warrant Letter Agreement, the Company will have the right to require Greenle to exercise such warrants at a trigger price of $5.00, which would result in proceeds to the Company of $8,000,000.

Greenle has customary cashless exercise rights with respect to the Warrants. Greenle does not have the rights or privileges of holders of shares of common stock nor any voting rights until it exercises the Warrants and receives shares of common stock. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise, Greenle would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to Greenle. Greenle’s ability to exercise the Warrants is subject to a limitation on the percentage of common stock beneficially owned by Greenle, such that the Warrants may not be exercised by Greenle to the extent that, after giving effect to the issuance of common stock issuable to Greenle upon exercise of such warrants, Greenle would own in excess of 4.99% of the number of shares of common stock outstanding, subject to adjustment up to 9.99% in certain circumstances.

Selling Stockholder

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on their ownership of the Warrants, as of November 16, 2023, assuming the exercise of the warrants held by the Selling Stockholder on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder.

This prospectus generally covers the resale of the sum of (i) the number of shares of common stock issuable to the Selling Stockholder upon the exercise of the Warrants as described above and our other SEC filings and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Warrants, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our common stock with respect to which the Selling Stockholder have sole or shared voting and investment power. The percentage of shares of our common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 36,896,190 shares of our common stock outstanding on November 16, 2023. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our common stock being offered for resale pursuant to this prospectus.

	Number of Shares of common stock Beneficially Owned Prior to Offering		Maximum Number of Shares of common stock to be Offered Pursuant to this Prospectus		Number of Shares of common stock Beneficially Owned After Offering
Name of Selling Stockholder	Number		Number		Number(1)	Percent
Greenle Partners LLC Series Alpha P.S. and Greenle Partners LLC Series Beta P.S. (together, “Greenle”)(2)	4,693,050	(3)	2,000,000	(4)	2,693,050	7.31%

(1)	Assumes the sale of all shares of our common stock being offered pursuant to this prospectus.
(2)	The business address of Greenle is 156 W. Saddle River Road, Saddle River, NJ 07458. Mr. Alan Uryniak, as the manager of Greenle, has sole voting and dispositive power over all shares beneficially owned by Greenle.
(3)	Consists of (a) 2,000,000 shares of common stock issuable to Greenle upon exercise of the Warrants, with the beneficial ownership not to exceed 4.99%, subject to adjustment up to 9.99% and (b) 2,693,050 shares of common stock.
(4)	Consists of 2,000,000 shares of our common stock issuable to Greenle upon exercise of the Warrants.

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Although our common stock is listed on the Nasdaq Capital Market as of the date of this prospectus, we cannot assure you that there will remain an active public market for our common stock.

18,244,853 shares of our currently outstanding common stock are “restricted securities,” as that term is defined in Rule 144. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

As a result of the provisions of Rules 144 and 701 promulgated under the Securities Act, 18,244,853 shares of our common stock will be or are currently eligible for sale in the public market, subject, in certain circumstances to the volume, manner of sale and other limitations under Rule 144 and Rule 701. This does not include an aggregate of (i) 2,923,489 shares all of which shall be sellable upon issuance pursuant to our previously filed Registration Statement on Form S-1 (333-267821) by the selling stockholders named therein, (ii) 1,250,000 shares all of which shall be sellable upon issuance pursuant to our previously filed Registration Statement on Form S-1 (333-272803) by the selling stockholder named therein, (iii) 417,000 shares all of which shall be sellable upon issuance pursuant to our previously filed Registration Statement on Form S-3 (333-274307) by the selling stockholder named therein and (iv) 2,000,000 shares issuable upon exercise of the Warrants, all of which shall be sellable by the holders upon issuance under this prospectus.

Registration Rights

Pursuant to the Registration Rights Amendment and Warrant Letter Agreement, the Company agreed to register the resale of the shares of common stock underlying the Warrants.

Rule 144

Affiliate Resales of Restricted Securities

In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours, or who was an affiliate at any time during the 90 days before a sale, who has beneficially owned shares of our common stock for at least 180 days would be entitled to sell in “broker’s transactions” or certain “riskless principal transactions,” or to market makers, a number of shares within any three-month period that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding; and

●	the average weekly trading volume in our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Affiliate resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC and Nasdaq concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

Non-Affiliate Resales of Restricted Securities

Under Rule 144, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned shares of our common stock for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement.

Non-affiliate resales are not subject to the manner of sale, volume limitation, or notice filing provisions of Rule 144.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of LuxUrban Hotels Inc. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021, are included herein in reliance upon the report of Grassi & Co., CPAs, P.C., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our Company. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at https://luxurbanhotels.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023, for the fiscal quarter ended June 30, 2023, filed on August 8, 2023 and for the fiscal quarter ended September 30, 2023, filed with the SEC on November 8, 2023;

●	our Current Reports on Form 8-K, filed with the SEC on February 14, 2023, February 21, 2023, April 18, 2023, May 17, 2023, May 23, 2023, June 8, 2023, June 20, 2023, August 2, 2023, September 1, 2023, as amended by Form 8-K/A filed on September 1, 2023, October 26, 2023 and November 17, 2023;

●	the description of the common stock contained in our Registration Statement on Form 8-A/A (File No. 001-41473), filed with the SEC on August 10, 2022, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	the Amended and Restated Definitive Proxy Statement on Schedule 14A filed with the SEC on June 5, 2023 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022).

In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to 2125 Biscayne Blvd, Suite 253, Miami, FL 33137, Attention: Secretary or by calling us at 833-723-7368.

LUXURBAN HOTELS INC.

2,000,000 shares of Common Stock
offered by the Selling Stockholder

PROSPECTUS

     , 2023

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee		$1,181
Printing and Engraving		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total	$	*

*	These fees will depend on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16. Exhibits

Exhibit	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Company’s Registration Statement on Form S-1 (File No. 333-262114) filed with the SEC on January 12, 2022).

3.1.1	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to our Company’s Registration Statement on Form S-1/A (File No. 333-262114) filed with the SEC on April 15, 2022).

3.1.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to our Company’s Registration Statement on Form S-1 (File No. 333-262114) filed with the SEC on January 12, 2022).

3.3	Certificate of Conversion from LLC to “C” corporation (incorporated by reference to Exhibit 3.3 to our Company’s Quarterly Report Form 10-Q filed with the SEC on May 9, 2023).

3.4	Certificate of Designations of the Company of 13.00% Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share (incorporated by reference to Exhibit 3.6 to our Company’s Registration Statement on Form 8-A (File No. 001-41473) filed with the SEC on October 26, 2023).

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to our Company’s Registration Statement on Form S-3 (File No. 333-274307) filed with the SEC on September 1, 2023).

4.2	Form of Greenle Warrant (incorporated by reference to Exhibit 4.1 to our Company’s Current Report on Form 8-K/A filed with the SEC on September 1, 2023).

5.1	Opinion of Hunton Andrews Kurth LLP.

23.1	Consent of Grassi & Co., CPAs, P.C., independent registered public accounting firm.

23.2	Consent Hunton Andrews Kurth LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on applicable signature pages).

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subsections (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, our Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereto duly authorized, in City of Miami, State of Florida, on November 17, 2023.

LUXURBAN HOTELS INC.

By:	/s/ Brian Ferdinand
	Name:	Brian Ferdinand
	Title:	Co-Chief Executive Officer

By:	/s/ Shanoop Kothari
	Name:	Shanoop Kothari
	Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors and officers of LuxUrban Hotels Inc. hereby appoints each of Brian Ferdinand and Shanoop Kothari, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, with full power to act alone, to sign on his or her behalf and in the capacity set forth below, any and all amendments and post-effective amendments and supplements to this Registration Statement on Form S-3 and to file each such amendment and post-effective amendment and supplements to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary or appropriate to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Ferdinand	Brian Ferdinand	November 17, 2023
Chairman and Co-Chief Executive Officer (Principal Executive Officer)

/s/ Shanoop Kothari	Shanoop Kothari	November 17, 2023
President, Co-Chief Executive Officer, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ Karl Rothman	Karl Rothman	November 17, 2023
Chief Accounting Officer (Principal Accounting Officer)

/s/ Jimmie Chatmon	Jimmie Chatmon	November 17, 2023
Director

/s/ Leonard Toboroff	Leonard Toboroff	November 17, 2023
Director

	Aimee J. Nelson	November 17, 2023
Director

	Jeffrey Webb	November 17, 2023
Director

/s/ David Berg	David Berg	November 17, 2023
Director

	Donald Engel	November 17, 2023
Director